UNITED STATES
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Keating Capital, Inc.

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Keating Capital Announces Adjournment of Annual Meeting

GREENWOOD VILLAGE, Colo.--(BUSINESS WIRE)--May 18, 2012--Keating Capital, Inc. (the “Company” or “Keating Capital”) held its Annual Meeting of Stockholders (the “Annual Meeting”) today. The proposals considered at the Annual Meeting are described in detail in the Company’s definitive proxy statement for the Annual Meeting as filed with the Securities and Exchange Commission on March 23, 2012 (the “Proxy Statement”). As of March 20, 2012, the record date, 9,283,781 shares of common stock were entitled to vote at the Annual Meeting.

The Company’s stockholders voted today to approve the first and second proposals found in the Proxy Statement. To permit additional time to solicit stockholder votes for the third proposal found in the Proxy Statement, the Annual Meeting was then adjourned until June 1, 2012, at 9:00 a.m. (Mountain Time) and scheduled to reconvene at that time at the Company’s headquarters located at 5251 DTC Parkway, Suite 1100, Greenwood Village, Colorado 80111 to consider the third proposal.

At the Annual Meeting, the Company’s stockholders re-elected each of its current directors (Brian P. Alleman, Laurence W. Berger, Timothy J. Keating, Andrew S. Miller, Frederic M. Schweiger, and J. Taylor Simonton), each of whom will serve as a director until the 2013 Annual Meeting, or until his successor is duly elected and qualified. The Company’s stockholders also ratified the selection of Grant Thornton LLP to serve as the Company’s independent registered public accounting firm for the year ending December 31, 2012.

If you have not yet voted or wish to change your vote on the third proposal found in the Proxy Statement, we urge you to vote by phone or through the Internet using the instructions provided on your proxy ballot. Stockholders who have questions about the proposals or who need assistance voting their shares should contact the Company’s proxy solicitor toll-free at 1-888-252-6764.

About Keating Capital, Inc.

Keating Capital (www.KeatingCapital.com) is a business development company that specializes in making pre-IPO investments in innovative, emerging growth companies that are committed to and capable of becoming public. We provide investors with the ability to participate in a unique fund that allows our stockholders to share in the potential value accretion that we believe typically occurs once a company transforms from private to public status. Keating Capital’s shares are listed on Nasdaq under the ticker symbol “KIPO.”

Available Information

Keating Capital’s filings with the Securities and Exchange Commission, press releases, earnings releases and other financial information are available on its website at www.KeatingCapital.com.

CONTACT:
Keating Capital, Inc.
Investor Relations Contact:
Margie L. Blackwell, 720-889-0133
Investor Relations Director
mb@keatinginvestments.com